Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Titan Medical Inc.
Toronto, Canada

We hereby consent to the use in the prospectus constituting Post-Effective Amendment No. 1 to Form F-1 on Form F-3 (the “F-3”) filed with the United States Securities and Exchange Commission of (i) our report dated February 20, 2021, on the consolidated financial statements of Titan Medical Inc. (the “Company”) relating to the years ended December 31, 2020 and 2019;  (ii) our report dated March 30, 2020, on the financial statements of the Company relating to the years ended December 31, 2019 and 2018, which includes an explanatory paragraph regarding going concern uncertainty; and (iii) our report dated March 30, 2020, on the financial statements of the Company relating to the years ended December 31, 2018 and 2017, which includes an explanatory paragraph regarding going concern uncertainty.

We also consent to the reference to us under the heading "Experts" in the F-3.

/s/ BDO Canada LL
BDO Canada LLP
Toronto, Canada
March 18, 2021